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                             COMMUTATION AGREEMENT

          COMMUTATION AGREEMENT, dated as of August 3, 1999 (this "Commutation Agreement"), between INTEGRITY LIFE INSURANCE COMPANY, a stock insurance company domiciled in Ohio ("Integrity"), and GENERAL AMERICAN LIFE INSURANCE COMPANY, a stock insurance company domiciled in Missouri ("General American").

          WHEREAS, the parties hereto (the "Parties") entered into the Reinsurance Agreement, dated as of March 28, 1996, relating to certain guaranteed investment contracts and funding agreements issued by General American (the "Reinsurance Agreement"); and

          WHEREAS, the Parties, along with Fleet National Bank, entered into the Trust Agreement, effective as of April 1, 1996, as amended (the "Trust Agreement"), whereby Integrity established a trust fund (the "Trust Fund") for the benefit of General American in order to secure its obligations to General American under the Reinsurance Agreement; and

          WHEREAS, the Parties, along with ARM Financial Group, Inc., entered into the Termination Master Agreement, dated as of July 26, 1999, pursuant to which this Commutation Agreement is being entered into by the Parties;

          WHEREAS, the Parties desire to settle and commute their obligations and liabilities under the Reinsurance Agreement, on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

          1. COMMUTATION OF REINSURANCE AGREEMENT. On the terms and subject to the conditions set forth herein, the Reinsurance Agreement shall be commuted, effective as of close of business on July 26, 1999 (the "Commutation Date").

          2. COMMUTATION AMOUNT. Concurrent with the execution of this Commutation Agreement, the Parties are delivering to the Trustee irrevocable instructions to transfer to General American, subject to the terms of the Termination Master Agreement referred to above, ownership and possession of each asset held in the Trust Fund, free and clear of any claims of Integrity, the Trustee or any other party. General American shall accept the payment of such amount as a full and final settlement of any and all amounts due from Integrity under the Reinsurance Agreement, except as provided in the Termination Master Agreement.

          3. RELEASE BY THE PARTIES. Effective as of the Commutation Date, but subject to the receipt in full by General American of the assets in the Trust Fund, the Parties hereby release and discharge each other, their respective predecessors, parents, affiliates, agents, officers, directors and shareholders and assigns from any and all present and future payment obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements,

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promises, damages, judgments, claims, demands, liabilities and/or losses whatsoever, whether known or unknown, which they, and their respective successors and assigns ever had, now have, or hereafter may have, whether grounded in law or equity, in contract or in tort, against the other Party by reason of any matter whatsoever arising out of the Reinsurance Agreement, it being the intention of the Parties that this release operate as a full and final settlement of each of the current and future liabilities of the Parties to each other under the Reinsurance Agreement.

          4. EXECUTION OF INSTRUMENTS. The Parties hereby agree to execute promptly any and all supplemental agreements, releases, affidavits, waivers and other documents of any nature or kind which the other Party may reasonably require in order to implement the provisions or objectives of this Commutation Agreement.

          5. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

          (1) If to Integrity to:

              515 W. Market Street
              Louisville, KY 40202
              Attention: General Counsel
              Telecopier No.: (502) 540-2830

          (2) If to General American to:

              700 Market Street
              St. Louis MO 63101
              Attention: Matthew P. McCauley
              Telecopier No.: (314) 444-0510

          Any Party may, by notice given in accordance with this Commutation Agreement to the other party, designate another address or person for receipt of notices hereunder.

          6. AMENDMENT. This Commutation Agreement may not be amended, modified, changed, discharged or terminated, except by an instrument in writing signed by an authorized officer of each of the Parties.

          7. COUNTERPARTS. This Commutation Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          8. NO THIRD PARTY BENEFICIARIES. Except as otherwise specifically provided for herein, nothing in this Commutation Agreement is intended or shall be construed to give any Person, other than the Parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Commutation Agreement or any provision contained herein.


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          9. ASSIGNMENT. This Commutation Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives. Neither this Commutation Agreement, nor any right hereunder, may be assigned by any Party (in whole or in part) without the prior written consent of the other Party.

          10. GOVERNING LAW. THIS COMMUTATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          11. ENTIRE AGREEMENT. This Commutation Agreement constitutes the entire agreement among the Parties relating to the matters set forth herein and there are no other agreements between the Parties hereto, either existing or contemplated, written or oral, with respect thereto.

          12. WAIVERS AND AMENDMENTS: NON-CONTRACTUAL REMEDIES: PRESERVATION OF REMEDIES. This Commutation Agreement may be amended, superseded, canceled, renewed or extended, and the terms thereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party on exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

          13. HEADINGS. The headings in this Commutation Agreement are for reference only, and shall not affect the interpretation of this Commutation Agreement.

          14. SEVERABILITY. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly contrued and shall not affect the validity or effect of any other provision hereof; PROVIDED, HOWEVER, that the Parties shall use reasonable efforts, including, but not limited to, the amendment of this Commutation Agreement, to ensure that this Commutation Agreement shall reflect as closely as practicable the intent of the Parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Commutation Agreement to be duly executed as of the date first above written.

                                        INTEGRITY LIFE INSURANCE COMPANY


                                        By: /s/ John R. Lindholm
                                            --------------------
                                         Name: John R. Lindholm
                                         Title: President



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                                        GENERAL AMERICAN LIFE INSURANCE COMPANY


                                        By: /s/ David L. Herzog
                                            --------------------
                                         Name:  David L. Herzog
                                         Title: Vice President


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